EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
China Energy Partners Inc.

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and to the incorporation of our report dated December 20, 2007 on our audit of the financial statements of China Energy Partners Inc. for the period from March 27, 2007 (date of inception) through December 12, 2007.

/s/ Miller, Ellin & Company, LLP
Miller, Ellin & Company, LLP

New York, New York January 2, 2008